SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2004

G-III Apparel Group, Ltd.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-18183	41-1590959
(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue
New York, NY 10018
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 403-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

99.1	Press Release of G-III Apparel Group, Ltd. (the "Company") issued on January 12, 2004.

99.2	Power Point Presentation to be presented by the Company on January 15, 2004 at the Integrated Corporate Relations 6th Annual Xchange Conference in Huntington Beach, California at the Hyatt Regency Resort.

ITEM 9.    REGULATION FD DISCLOSURE

On January 12, 2004, the Company announced that its management will deliver a presentation on behalf of the Company at the Integrated Corporate Relations 6th Annual Xchange Conference in Huntington Beach, California at the Hyatt Regency Resort. The Company's presentation will be webcast live at 2:25 p.m. Pacific Time on Thursday, January 15, 2004. The Company's press release and the power point presentation are attached to this Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

The information this Form 8-K (including the exhibits) is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing. This Form 8-K shall not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III Apparel Group, Ltd.
By: \s\ Neal S. Nackman
Neal S. Nackman Vice President - Finance

Dated: January 15, 2004